EXHIBIT 5
                                                                       ---------


                              CONNER & WINTERS, LLP
                                     LAWYERS

                            4000 One Williams Center
                              TULSA, OKLAHOMA 74172

                                 (918) 586-5711
                               FAX (918) 586-8548

                                  July 3, 2007

Empire Petroleum Corporation
8801 S. Yale, Suite 120
Tulsa, Oklahoma  74137-3575


     Re: Registration Statement on Form SB-2

Ladies and Gentlemen:

      We have acted as counsel to Empire Petroleum Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Registration Statement on Form SB-2 (the "Registration Statement") relating to the resale from time to time by certain stockholders of the Company of up to 15,312,500 shares of the common stock, par value $.001 per share, of the Company, which represents (i) 7,250,000 shares of common stock of the Company sold in a private placement completed in September 2006 and 5,000,000 shares of common stock of the Company sold in a private placement completed in April 2007 (collectively, the "Shares"), and (ii) 1,812,500 shares of common stock of the Company issuable upon the exercise of warrants sold in the private placement completed in September 2006 and 1,250,500 shares of common stock of the Company issuable upon the exercise of warrants sold in the private placement completed in April 2007 (such warrants are collectively referred to as the "Warrants" and such warrant shares are collectively referred to as the "Warrant Shares").

      In rendering the following opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In this connection, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as the originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals, from which all such copies have been made.

      Based on the foregoing, we are of the opinion that (i) the Shares have been duly authorized and are validly issued, fully paid and non-assessable and
(ii) the Warrant Shares have been duly authorized, and, when issued upon exercise of the Warrants and paid for in accordance with the terms of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable.

      We are members of the bar of the State of Oklahoma. Our opinion expressed above is limited to the laws of the State of Oklahoma, the Delaware General Corporation Law and the federal laws of the United States of America, and we do not express any opinion herein concerning the laws of any other jurisdiction. As used herein, the term "Delaware General Corporation Law" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and judicial decisions interpreting those laws as of the date of this opinion.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus constituting a part of the Registration Statement under the caption, "Legal Matters." In giving this consent, we do not thereby admit that we are in a category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                                                    Very truly yours,

                                                    Conner & Winters, LLP

                                                    /s/ Conner & Winters, LLP